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                                                                 EXHIBIT 99.1

[SYNAGRO LOGO]



                                                       CONTACT:  Ross M. Patten
                                                                  CEO, Chairman
                                                                 (713) 369-1700

FOR IMMEDIATE RELEASE:  JANUARY 27, 2000

              SYNAGRO ANNOUNCES NEW FINANCIAL PARTNERS, CLOSING OF
         RESIDUAL TECHNOLOGIES, L.P., APPOINTMENT OF NEW PRESIDENT, AND
                        4TH QUARTER NON-RECURRING CHARGES

HOUSTON, TEXAS, JANUARY 27, 2000 --- SYNAGRO TECHNOLOGIES, INC. (NASDAQ
SMALLCAP: SYGR), the leading growth company in the residuals management business, announced today that it has closed a new financing transaction with GTCR Golder Rauner, LLC, entered into a new senior credit facility co-led by Bank of America and CIBC World Markets, closed the acquisition of Residual Technologies, L.P. and its affiliates, appointed Randall S. Tuttle as its new President and Chief Operating Officer, and provided information on expected 4th quarter 1999 non-recurring charges.

                                    FINANCING

The GTCR transaction, which has been approved by a majority of Synagro shareholders by written consent, is in the form of a commitment to fund up to $125 million of convertible preferred stock with an annual dividend rate of 8%, which accumulates and is not required to be paid in cash, and a $125 million senior subordinated credit facility with an annual fixed interest rate of 12%, which is payable quarterly (the "GTCR Financing"). The initial investment from the GTCR Financing, which closed yesterday, consists of $20 million in voting convertible preferred stock (the "Preferred Stock") and $20 million in senior subordinated debt (the "Subordinated Debt"). The Preferred Stock is convertible into 8,000,000 shares of Synagro common stock at a $2.50 per share conversion price. Warrants issued with the Subordinated Debt are exercisable for Preferred Stock at $.01 per share, which is convertible into 1,142,857 shares of Synagro common stock. The new senior credit facility provides for term and revolving loans on a senior secured basis with an aggregate principal of up to $110 million with an annual floating interest rate which currently approximates 9% (the "Senior Credit Facility"). The GTCR Financing and the Senior Credit Facility will enable the Company to implement its business plan by providing capital necessary to fund acquisitions and the Company's on-going working capital needs.

"My management team and I are delighted to be partnering with GTCR," said Ross Patten, Synagro's Chairman and CEO. "GTCR offers a valuable and proven perspective that will be helpful as we execute our growth strategies, including making and integrating additional acquisitions."

"Synagro is a leader in the fragmented and growing residuals management industry," noted David A. Donnini, principal of GTCR. "With Ross Patten's vision and proven leadership, Synagro has the potential to grow exponentially and represents an exciting investment opportunity for our investors." Mr. Donnini and Vincent J. Hemmer, also of GTCR, will join Synagro's Board of Directors in connection with the GTCR Financing.

Founded in 1980, GTCR is a leading private equity investment firm and long-term strategic partner for companies similar to Synagro. GTCR has pioneered the investment strategy of identifying and partnering with companies in fragmented and growing industries. GTCR currently manages more than $4.5 billion in equity capital. More information about GTCR can be found at www.gtcr.com.


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                           RESIDUAL TECHNOLOGIES, L.P.

Synagro also announced today that it has closed the acquisition of Residual Technologies, Limited Partnership and its affiliates ("RESTEC"). The initial tranche of the GTCR Financing will be used primarily to finance the RESTEC purchase price which consists of $44,600,000 in cash and assumed indebtedness and 1,325,000 shares of Synagro common stock. Additional purchase price of up to $12 million will be payable to the RESTEC shareholders and key employees if certain performance targets are met. RESTEC engages in the contract management of municipal residuals in New England handling, an average of 165 dry tons per day of residuals from more than 75 customers. RESTEC operates three residuals thermal processing facilities located in Woonsocket, Rhode Island, and New Haven and Waterbury, Connecticut. RESTEC has annual revenues of approximately $22 million, a substantial portion of which are generated from multi-year contracts. Paul Toretta, co-owner and President, and other key RESTEC employees will continue to work with Synagro after the acquisition. Mr. Patten noted that "the RESTEC acquisition provides Synagro with a leading position in the New England market. Moreover, RESTEC brings unique technical skills in the thermal processing of biosolids that we hope to leverage throughout the country."

                               MANAGEMENT CHANGES

Effective January 1, 2000, Randall S. Tuttle has been appointed Synagro's new President and Chief Operating Officer. Randall joined Synagro as a result of the acquisition of AMSCO, Inc. on April 30, 1999. He was co-owner and President of AMSCO. Prior to this appointment, Randall served as a Regional Vice President responsible for all of the Company's operations in the Southeast--Synagro's largest region. Randall stated, "I am excited to be moving to Synagro's corporate office in Houston and joining the team that will guide the Company's future. Over the past thirteen years, I have developed successful methods for managing and growing residuals management operations, resulting in strong top line and bottom line results. I look forward to implementing these concepts in our operations around the country and to assisting our operations teams in building a company focused on satisfying our clients, our shareholders, and our employees." Paul Sellew, Synagro's former President and COO, will continue with the Company by focusing on emerging technologies.

Synagro also announced the promotions of Brent McManigal, Kim Nicholson, and Roy Whitaker. Brent has moved from Synagro's Mid-Atlantic office to become the Regional Vice President for the Western Region. Kim, formerly of National Resource Recovery, has been appointed as Regional Vice President for the Mid-West Region. Roy, formerly with AMSCO, has been appointed to Regional Vice President for the Southeast Region. "We are very excited to make these promotions and proud that such talent resides within the Synagro companies," noted Mr. Patten.

                        4TH QUARTER NON-RECURRING CHARGES

Synagro also announced that it expects to report non-recurring special charges for the 4th quarter of 1999 totaling approximately $1.5 million. These charges include legal, accounting, and financing fees primarily related to the proposed preferred stock investment and the merger discussions with Azurix, both of which were terminated by Azurix in October 1999. Consequently, the Company expects to report a loss for the 4th quarter of 1999. Synagro is continuing to pursue its litigation against Azurix.


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Synagro is the fastest growing company focused exclusively on organic residuals management services, and has operations located throughout the country. In addition to pursuing acquisitions in key markets, the company is positioning itself as the national provider of biosolids services to municipalities and wastewater privatization projects throughout North America.

This press release contains certain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, which involve known and unknown risks, uncertainties or other factors not under the Company's control which may cause the actual results, performance or achievement of the Company to be materially different from the results, performance or other expectations implied by these forward-looking statements. These factors include, but are not limited to, (1) the ability to find, timely close, and integrate acquisitions, (2) changes in accounting practices and treatment for acquisitions, (3) unseasonable weather, (4) changes in government regulations, and (5) the ability to access debt and equity financing when needed. Other factors are discussed in the Company's periodic filings with the Securities and Exchange Commission.




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